UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 1.01 — Entry into a Material Definitive Agreement	3

Item 8.01 — Other Events	4

Item 9.01 — Financial Statements and Exhibits	4

Signatures	6
EX-2.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On April 26, 2011, Bank of Granite Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FNB United Corp., a North Carolina corporation (“FNB”) and Gamma Merger Corporation, a Delaware corporation and newly-created wholly-owned subsidiary of FNB (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and a wholly-owned subsidiary of FNB.
     Upon consummation of the Merger, each outstanding share of the Company’s common stock, par value $1.00 per share (the “Granite Common Stock”), other than those held by the Company, FNB, Merger Sub or any of their respective wholly-owned subsidiaries and other than shares owned in a fiduciary capacity or as a result of debts previously contracted, will be converted into the right to receive 3.375 shares of FNB’s common stock, par value $2.50 per share (the “FNB Common Stock”).
     Simultaneously with entering into the Merger Agreement, FNB entered into separate binding investment agreements (the “FNB Investment Agreements”) with an affiliate of The Carlyle Group and affiliates of Oak Hill Capital Partners to purchase FNB Common Stock as part of an expected aggregate $310 million capital raise by FNB from institutional investors in a private placement as part of a recapitalization of FNB (the “FNB Investments”).
     The Company and FNB have each made customary representations, warranties and covenants in the Merger Agreement. Completion of the Merger is subject to the closing of the FNB Investments and a number of other closing conditions, including obtaining regulatory approvals, the approval of the Merger Agreement by the stockholders of the Company and the shareholders of FNB and the registration of the FNB Common Stock with the Securities and Exchange Commission, the Company meeting certain liquidity and credit quality requirements at closing and other customary closing conditions.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Additional Information about the Merger and Where to Find It
     In connection with the Merger, FNB will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for the Company and FNB, which will also constitute a prospectus of the Company. Each of the Company and FNB may file other relevant documents concerning the Merger.
     The joint proxy statement/prospectus will be mailed to the shareholders of the Company and FNB. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND FNB ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FNB AND THE

MERGER. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company and/or FNB with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov/.
     In addition, security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Jerry Felts, Bank of Granite Corp., P.O. Box 128, Granite Falls, N.C., telephone: 828-322-5343 or from the Company’s website at http://www.bankofgranite.com. Investors may obtain free copies of the documents filed with the SEC by FNB by contacting Mark A. Severson, FNB United Corp., 150 South Fayetteville Street, Asheboro, NC 27203, telephone: 336-626-8360 or from FNB’s website at http://www.myyesbank.com. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.
     The Company, FNB and their respective directors and executive officers may be deemed “participants” in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of the Company and the number of shares of Granite Common Stock beneficially owned by such persons is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders which was filed with the SEC on April 15, 2011. Information about the directors and executive officers of FNB and the number of shares of FNB Common Stock beneficially owned by such persons is set forth in the proxy statement for FNB’s 2010 Annual Meeting of Shareholders which was filed with the SEC on April 19, 2010. Security holders may also obtain additional information regarding the direct and indirect interests of the Company, FNB and their respective directors and executive officers in the Merger by reading the joint proxy statement/prospectus when it becomes available.
Item 8.01. Other Events.
     In addition, on April 27, 2011, the Company issued a press release regarding the Merger and the Merger Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
2.1	Agreement and Plan of Merger, dated as of April 26, 2011, by and among FNB United Corp., Gamma Merger Corporation and Bank of Granite Corp.

99.1	Press Release dated April 27, 2011
Forward-Looking Statements
     This Form 8-K and the attached exhibits may contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including statements concerning the Company’s plans for the Merger, the conditions necessary for closing on the Merger, the plans and objectives of management for future operations, the future economic performance of the Company or any of the assumptions underlying or relating to any of the foregoing. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. There can be no assurance that the Company will be able to close on the Merger, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward looking statements. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the Company’s ability to complete the transaction announced today. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
April 27, 2011	By:	/s/ Jerry A. Felts
Jerry A. Felts
Chief Operating Officer and Chief Financial Officer